FOR:      Education Management LLC
                                                     COMPANY CONTACTS:
                                                     James Sober, CFA
                                                     Vice President, Finance
                                                     (412) 995-7684



       Education Management LLC Reports Fiscal 2009 Second Quarter Results



Pittsburgh, PA, February 11, 2009 -- Education Management LLC, one of the largest providers of post-secondary education in North America, today reported its financial results for the three months ended December 31, 2008. Net revenues rose 17.3% to $522.2 million from the second quarter of fiscal 2008, and January enrollment grew to approximately 114,000 students, up 17.3% from the same period in the prior year.


Todd S. Nelson, Chief Executive Officer of Education Management, commented, "We are pleased with our strong financial performance for the fiscal second quarter as well as record enrollment of nearly 114,000 students for the January academic quarter."


Financial Highlights

o Net revenues for the three months ended December 31, 2008 increased 17.3% to $522.2 million, compared to $445.3 million for the same period a year ago. This increase was impacted by a 15.6% increase in October student enrollment and an approximate 6% increase in tuition rates partially offset by a change in mix from the growth in online students relative to our entire system.
o For the second quarter of fiscal 2009, the Company recorded net income of $42.3 million, as compared to net income of $33.8 million in the prior year period, an increase of 25.1%. Earnings before interest, taxes, depreciation and amortization (EBITDA) increased 13.8% to $134.8 million for the quarter ended December 31, 2008 from $118.5 million for the quarter ended December 31, 2007.
o At December 31, 2008, cash and cash equivalents were $270.9 million as compared to $236.0 million at June 30, 2008. There were outstanding borrowings of $180.0 million under the revolving credit facility at December 31, 2008 as compared to $120.0 million at June 30, 2008. The Company typically borrows against the revolving credit facility at each fiscal year-end for regulatory purposes and repays outstanding amounts at the beginning of the next fiscal year. During September 2008, the Company borrowed the $180.0 million under the revolving credit facility as a pre-cautionary measure due to the state of the capital markets.
o Cash flow from operations for the six month period ended December 31, 2008 was $70.1 million, compared to $120.4 million in the prior year period. The decrease in operating cash flows as compared to the prior year period was primarily due to the timing of receipts of federally guaranteed student loans and grants.
o On a cash-basis, capital expenditures were $78.3 million, or 8.2% of net revenues, for the six months ended December 31, 2008, compared to $68.5 million, or 8.5% of net revenues, in the prior year. We expect capital expenditures for fiscal 2009 to be approximately 6% to 8% of net revenues.

The presentation of EBITDA does not comply with U.S. generally accepted accounting principles (GAAP). For an explanation of EBITDA and Adjusted EBITDA (used for covenant compliance), and a reconciliation to net income, the most directly comparable GAAP financial measure, see the Non-GAAP Financial Measures disclosure in the financial tables section below.


Student Enrollment

At the start of the current January quarter, total enrollment at our schools was approximately 114,000 students, a 17.3% increase from the same time last year. Same-school enrollment (schools with enrollment for one year or more) increased 15.7% to over 112,400 students. Students enrolled in fully online programs increased 50.4% to over 22,400 students.


                                                   2009       2008    Percentage
                                                  January    January    Change
Total enrollment                                  114,000     97,100    17.3%

Same-school enrollment(1)                         112,400     97,100    15.7%

Students enrolled in fully online programs         22,400     14,900    50.4%


(1) Schools with enrollment for one year or more.


Our quarterly revenues and income fluctuate primarily as a result of the pattern of student enrollments. The seasonality of our business has decreased over the last several years due primarily to an increased percentage of students enrolling in online programs, which generally experience less seasonal fluctuation than campus-based programs. The first quarter is typically the lowest revenue recognition quarter due to student vacations.


Conference Call and Webcast

Education Management LLC will host a conference call to discuss its fiscal 2009 second quarter on Thursday, February 12, 2009 at 10:30 a.m. (Eastern Time). Those wishing to participate in this call should dial 303-262-2053 approximately 10 minutes prior to the start of the call. A listen-only audio of the conference call will also be broadcast live over the Internet at www.edmc.com.

About Education Management

Education Management (www.edmc.com), with over 110,800 students as of October 2008, is among the largest providers of post-secondary education in North America, based on student enrollment and revenue, with a total of 89 locations in 28 U.S. states and Canada. We offer academic programs to our students through campus-based and online instruction, or through a combination of both. We are committed to offering quality academic programs and continuously strive to improve the learning experience for our students. Our educational institutions offer students the opportunity to earn undergraduate and graduate degrees and certain specialized non-degree diplomas in a broad range of disciplines, including design, media arts, health sciences, psychology and behavioral sciences, culinary, fashion, business, education, legal and information technology.


Cautionary Statement

This press release may include information that could constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the Company's Securities and Exchange Commission filings. Past results of Education Management are not necessarily indicative of its future results. Education Management does not undertake any obligation to update any forward-looking statements.




                             -- Tables to Follow --

                    EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                              FISCAL SECOND QUARTER
                        (Dollars in millions) (Unaudited)

                                       ---------------------------------    -----------------------------------
                                          For the three months ended             For the six months ended
                                                 December 31,                          December 31,
                                             2008             2007                2008              2007
                                       ------------------ --------------    ----------------- -----------------
Net revenues                                      $522.2         $445.3               $956.4            $806.6

Costs and expenses:
     Educational services                          265.6          224.0                519.1             429.6
     General and administrative                    121.8          102.8                243.1             198.9
     Depreciation and amortization                  27.6           23.5                 54.2              51.8
                                       ------------------ --------------    ----------------- -----------------
          Total costs and expenses                 415.0          350.3                816.4             680.3
                                       ------------------ --------------    ----------------- -----------------

Income before interest and income taxes            107.2           95.0                140.0             126.3
     Interest expense, net                          40.5           39.8                 78.8              80.5
                                       ------------------ --------------    ----------------- -----------------

Income before income taxes                          66.7           55.2                 61.2              45.8
     Provision for income taxes                     24.4           21.4                 22.3              17.8
                                       ------------------ --------------    ----------------- -----------------

Net income                                         $42.3          $33.8                $38.9             $28.0
                                       ================== ==============    ================= =================

Note: Certain prior year amounts have been reclassified to conform to the current year's presentation.


                    EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
                             SELECTED CASH FLOW DATA
                              FISCAL SECOND QUARTER
                        (Dollars in millions) (Unaudited)

                                        ---------------------------------------
                                               For the six months ended
                                                     December 31,
                                               2008                2007
                                        ------------------- -------------------
                                        ------------------- -------------------
Net cash flows provided by operations                $70.1              $120.4
Depreciation and amortization (1)                     54.2                51.8
Capital expenditures (2)                            (78.3)              (68.5)

         (1) Includes non-cash charges related to long-lived asset impairments of $4.8 million in the 2007 period.
         (2) Represents cash paid for long-lived assets

                    EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
                           SELECTED BALANCE SHEET DATA
                              FISCAL SECOND QUARTER
                        (Dollars in millions) (Unaudited)

                                          --------------------------------------
                                                    As of December 31,
                                                 2008                2007
                                          ------------------- ------------------
                                          ------------------- ------------------
Cash and cash equivalents                             $270.9              $176.5
Current assets                                         423.7               307.7
Total assets                                         4,062.0             3,886.5
Revolving credit facility                              180.0                 0.0
Other current liabilities                              259.9               318.1
Long-term debt (including current portion)           1,895.0             1,908.0
Members' equity                                      1,368.1             1,315.9

                    EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
                       RECONCILIATION OF NON-GAAP MEASURES
                     Reconciliation of Net Income to EBITDA
                        (Dollars in millions) (Unaudited)

Non-GAAP  Financial  Measures
EBITDA, a measure used by management to measure operating performance, is defined as net income plus net interest expense, income taxes and depreciation and amortization, including amortization of intangible assets. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. In addition, management believes that EBITDA provides more comparability between our historical results and results that reflect purchase accounting and the new capital structure. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to similarly titled measures of other companies.

                                                ------------------------------------ --- -------------------------------------
                                                    For the three months ended            For the six months ended December
                                                           December 31,                                  31,
                                                       2008              2007                   2008               2007
                                                ------------------- ---------------- --- ------------------- -----------------
Net income                                                   $42.3            $33.8                   $38.9             $28.0

   Interest expense, net                                      40.5             39.8                    78.8              80.5
   Provision for income taxes                                 24.4             21.4                    22.3              17.8
   Depreciation and amortization                              27.6             23.5                    54.2              51.8
                                                ------------------- ----------------     ------------------- -----------------
EBITDA                                                      $134.8           $118.5                  $194.2            $178.1
                                                =================== ================     =================== =================

                    EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
                       RECONCILIATION OF NON-GAAP MEASURES
     Reconciliation of Net Income to Adjusted EBITDA for Covenant Compliance
                        (Dollars in millions) (Unaudited)

Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") is a non-GAAP measure used to determine our compliance with certain covenants contained in the indentures governing our outstanding 8 3/4% senior notes due 2014 and 10 1/4% senior subordinated notes due 2016 and in our senior secured credit facilities. Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments permitted in calculating covenant compliance under the indentures governing the notes and our senior secured credit facilities. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors to demonstrate compliance with our financial covenants.

                                                        For the twelve
                                                         months ended
                                                         December 31,
                                                             2008
                                                       ------------------
Net income                                                     $    75.6

     Interest expense, net                                         156.1
     Provision for income taxes                                     45.6
    Depreciation and amortization (1)                              102.7
                                                       ------------------

EBITDA                                                             380.0

     Reversal of impact of unfavorable leases (2)                  (1.5)
     Advisory fees (3)                                               5.0
     Severance and relocation                                        3.9
     Capital taxes                                                   1.5
     Other                                                           2.4
                                                       ------------------

Adjusted EBITDA - Covenant Compliance                            $ 391.3
                                                       ==================


(1) Includes non-cash charges related to long-lived asset impairments of $0.7 million.
(2) Represents non-cash reduction to rent expense due to the amortization on $7.3 million of unfavorable lease liabilities resulting from fair value adjustments required under SFAS No. 141 as part of the Transaction.
(3) Represents advisory fees incurred under a management advisory agreement with affiliates of certain of our shareholders in connection with the Transaction as of June 1, 2006.